UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Hagerty, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HAGERTY®

2024 Proxy Statement

Rock Creek
Campground
¼ MILE

Everything begins and ends with the love of the automobile

We are genuine

We are friendly, outgoing & personable

We are energetic

We are forward thinking

We have a twinkle in the eye

Hello, we are Hagerty

Our Purpose

To save driving and fuel car culture for future generations.

Our Vision

To be the world's leading brand for enthusiasts to protect, buy, sell, and enjoy their cars.

Our Mission

To build a global business to fund our purpose, create a space where team members thrive, and drive positive impact in the world.

Dear Hagerty Stockholders,
We are pleased to invite you to attend the Annual Meeting of Stockholders of Hagerty, Inc. to be held on Tuesday, June 4, 2024, at 11 a.m. (ET). The annual meeting will be conducted virtually via live webcast. To participate in this year's annual meeting of stockholders you can attend online and vote your shares electronically.
Details regarding how to attend the meeting online, the business to be conducted at the meeting, and how to vote at the meeting are more fully described in the accompanying Notice of the 2024 Virtual Annual Meeting of Stockholders and 2024 Proxy Statement. On or about Thursday, April 25, 2024, we will mail a notice or proxy card to all stockholders entitled to vote at the annual meeting containing instructions on how to access our proxy materials and vote. All of our proxy materials will be available electronically. Stockholders who prefer a paper copy of the proxy materials may request this on or before May 21, 2024, by following the instructions provided in the notice we will send.
Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote. You may vote by proxy over the internet, by telephone, or by mail following instructions on your notice or proxy card. Voting by proxy will ensure your representation at the annual meeting regardless of whether you attend.

Onward and upward!

McKeel Hagerty
Chairman and CEO, Hagerty

Notice of the 2024 Annual Meeting of Stockholders

Date	Time	Place
June 4, 2024	11:00 AM ET	Via Live Webcast

The 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Hagerty, Inc. ("we," "our," "us," “Hagerty,” or the “Company”) will be held on Tuesday, June 4, 2024 at 11:00 a.m. (ET) and will be conducted virtually via live webcast. To participate at this year’s Annual Meeting go to www.virtualshareholdermeeting.com/HGTY2024. You will be asked to provide your 16 digit control number found on your notice or proxy card. You will be able to listen to the Annual Meeting live and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

01	to elect eight nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Governance Committee of the Board of Directors of Hagerty;
02	to ratify the appointment of Deloitte & Touche LLP as Hagerty’s independent registered public accounting firm for the year ending December 31, 2024; and
03	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors has set April 5, 2024, as our record date for this year’s Annual Meeting. Only stockholders that owned our Class A Common Stock, Class V Common Stock, or Series A Preferred Stock at the close of business on that day are entitled to notice of our Annual Meeting and may vote at it or any adjournment of the meeting. On or about April 25, 2024, we expect to mail to our stockholders either a notice of internet availability of proxy materials (the "Notice") or, if you elected to receive them by mail, a proxy card with a printed copy of our proxy materials (the "Proxy Card"). The Notice provides instructions on how to vote and get our proxy materials electronically or have the proxy materials mailed to you. The Proxy Card provides instructions on how to vote by telephone, by mail, or by the internet either before or during the Annual Meeting. The proxy statement and our 2023 Annual Report on Form 10-K, filed with the SEC on March 12, 2024 (the "Annual Report") can be accessed directly on our investor relations website at investor.hagerty.com, or at www.ProxyVote.com, where you will need your 16 digit control number found on your Notice or Proxy Card to access the materials.

By Order of the Board of Directors,

Diana Chafey
Chief Legal Officer and Corporate Secretary

Forward-Looking Statements

This proxy statement (the “Proxy Statement”) contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement other than statements of historical fact, are forward-looking statements, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology offerings, our objectives for future operations and our ESG-related goals. Forward-looking statements can be identified by words such as "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and other similar expressions, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things, our ability to: compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club subscribers; maintain key strategic relationships with our insurance distribution and underwriting carrier partners; prevent, monitor, and detect fraudulent activity; manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; accelerate the adoption of our membership products as well as any new insurance programs and products we offer; manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; address unexpected increases in the frequency or severity of claims; comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters; manage risks associated with being a controlled company; and successfully defend any litigation, government inquiries, and investigations.

You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements in this Proxy Statement represent our views as of the date of this Proxy Statement. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

2024 Proxy Statement for the Annual Meeting of Stockholders

Q&A
Commonly Asked Questions and Answers About the Annual Meeting

Why did I receive these materials?
The Board of Directors of Hagerty, Inc. (the “Board”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common or preferred stock (Class A, Class V, or Series A Preferred) as of the record date, April 5, 2024 (the "Record Date"), are entitled to vote at the Annual Meeting. You should review this proxy statement (the "Proxy Statement") carefully as it gives important information about the items that will be voted on at the Annual Meeting, as well as other important information about Hagerty.

What will I be voting on?
You will be voting on the following matters, to:
1.elect eight directors to serve on the Board until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.ratify the appointment of Deloitte & Touche LLP ("Deloitte") as Hagerty’s independent registered public accounting firm for the year ending December 31, 2024; and
3.transact other business as may properly come before the meeting or any adjournment of the meeting.

Hagerty 2024 Proxy Statement	1

QUESTIONS AND ANSWERS	TABLE OF CONTENTS

Who will be entitled to vote?
Stockholders who own shares of our common and preferred stock as of the Record Date, April 5, 2024, are entitled to vote at the Annual Meeting. As of the Record Date, we had approximately 85,626,826 shares of Class A Common Stock, 251,033,906 shares of Class V Common Stock, and 8,483,561 shares of Series A Preferred Stock issued and outstanding. Holders of shares of our Class A Common Stock are entitled to one vote per share of Class A Common Stock. Holders of shares of our Class V Common Stock are entitled to ten votes per share of Class V Common Stock. Because of the 10-to-1 voting ratio between our Class V and Class A Common Stock, the holders of our Class V Common Stock collectively control a majority of the combined voting power of common stock and therefore will be able to control all matters submitted to our stockholders until the earlier of (i) December 2, 2036, or (ii) the date on which such shares of Class V Common Stock are transferred other than pursuant to a Qualified Transfer (as defined in the Company’s Third Amended and Restated Certificate of Incorporation (the "Charter")). Transfers by holders of Class V Common Stock will generally result in those shares losing their super voting rights, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. Holders of shares of our Series A Preferred Stock are entitled to one vote per share on an as-converted basis and vote together with the Class A Common Stockholders with, approximately, a 4-to-5 voting ratio between our Series A Preferred Stock and Class A Common Stock.
In the matters presented at the Annual Meeting, all holders of our Class A Common Stock, Class V Common Stock, and Series A Preferred Stock will vote together as a single class. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

How does the Board recommend I vote on these matters?
The Board recommends you vote for the following:
1.FOR the election of McKeel Hagerty, William Swanson, F. Michael Crowley, Randall Harbert, Laurie Harris, Robert Kauffman, Sabrina Kay, and Mika Salmi to each serve one-year terms as directors; and
2.FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024.

Can I access the proxy materials electronically?
Yes. Your Notice or Proxy Card will contain instructions on how to view our proxy materials for the Annual Meeting online and how to instruct us to send our future proxy materials to you electronically by email. Our proxy materials, including this Proxy Statement, are also available at www.ProxyVote.com, where you will need your 16 digit control number provided in your Notice or Proxy Card. Proxy materials will be available during the voting period starting on April 25, 2024. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it. Please note that only one Notice will be sent to stockholders who are listed at the same address.

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TABLE OF CONTENTS	QUESTIONS AND ANSWERS

How do I cast my vote?
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and there are four ways to vote:
1.by internet at www.ProxyVote.com, 24 hours a day, seven days a week (have your Proxy Card or Notice in hand when you visit the website and follow the instructions to obtain your records and to create an electronic voting instruction form) prior to 11:59 p.m. ET on June 3, 2024;
2.by toll-free telephone at 1-800-690-6903 (have your Proxy Card or Notice in hand when you call);
3.by completing and mailing your Proxy Card (if you received printed proxy materials); or
4.by attending the Annual Meeting virtually and voting during the meeting. To be admitted to the Annual Meeting and vote your shares go to www.virtualsharesholdermeeting.com/HGTY2024, have the information that is printed in the box marked by the arrow available and follow the instructions to provide your control number as described in the Notice or Proxy Card.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.
Beneficial Stockholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial stockholder. If you are a beneficial stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. Beneficial stockholders should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via internet. However, the availability of telephone or internet voting will depend on the voting process of your broker, bank, or other nominee.

Who can attend the annual meeting?
All common and preferred stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

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QUESTIONS AND ANSWERS	TABLE OF CONTENTS

How may I change or revoke my proxy?
Registered Stockholders. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:
1.entering a new vote by internet or by telephone (until the applicable deadline for each method as set forth above);
2.returning a later-dated Proxy Card (which automatically revokes the earlier Proxy Card);
3.notifying our Corporate Secretary, in writing, at Hagerty, Inc., Attn: Corporate Secretary/Change Proxy Vote, 121 Drivers Edge, Traverse City, MI 49684;
4.attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/HGTY2024.
Beneficial Stockholders. If you are a beneficial stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.

What are the voting requirements to approve each of the items, and how are the votes counted?
PROPOSAL ONE - ELECTION OF DIRECTORS. A majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee. To be elected, the number of shares voted "FOR" a director must exceed the number of shares voted "WITHHOLD" that director. Abstentions and broker non-votes will not impact the election of the nominees.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of a majority of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Deloitte as our independent registered public accounting firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal TWO.

When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

4	Hagerty 2024 Proxy Statement

What is the deadline for submitting a stockholder director nomination or stockholder proposal for the 2025 Annual Meeting?
Stockholder Director Nominations
Stockholders wishing to make a director nomination or bring a proposal, but not include it in our proxy materials next year, must provide written notice of their nomination or proposal to the Chief Legal Officer and Corporate Secretary at our principal executive offices at 121 Drivers Edge, Traverse City, MI 49864, Attn: Stockholder Proposal. This must be done no later than the close of business 90 days prior to the one year anniversary of the Annual Meeting date, which is March 6, 2025, and not earlier than the close of business 120 days prior to the one year anniversary of the Annual Meeting date, which is February 4, 2025, assuming we do not change the date of the 2025 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the Annual Meeting. If so, we will release an updated time frame for stockholder director nominations or proposals. Any stockholder proposal or director nomination must comply with our Amended and Restated Bylaws (the "Bylaws"). The Nominating and Governance Committee will apply the same criteria to the evaluation of those candidates as it applies to other director candidates.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company's nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities and Exchange Act of 1934 ("Exchange Act") no later than the close of business 60 days prior to the one year anniversary of the Annual Meeting Date which is April 5, 2025.
Stockholder Proposals
We anticipate that the 2025 annual meeting of stockholders will be held no later than July 5, 2025. For any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2025 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our Bylaws. Assuming we do not change the date of the 2025 annual meeting of stockholders by more than 30 days before or after the one year anniversary of the 2024 Annual Meeting, stockholders must provide written notice of their proposal to the Chief Legal Officer and Corporate Secretary at our principal executive offices at 121 Drivers Edge, Traverse City, MI 49864, Attn: Stockholder Proposal, no later than the close of business 120 days from the one year anniversary of this Proxy Statement date, which is December 26, 2024. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Hagerty 2024 Proxy Statement	5

Board of Directors and Corporate Governance

Board of Directors	8
Committees of the Board	11
Additional Information	15

Board of Directors and Corporate Governance Overview

Our business is organized under the direction of our Board, in accordance with the terms of our Charter, Bylaws, and the Investor Rights Agreement (as defined herein). The Board is composed of eight directors, with one vacancy. McKeel Hagerty serves as the Chairman of the Board (the "Chairman" or "Chair") and William (Bill) Swanson serves as the Lead Director.
The Board is the ultimate decision-making authority within the Company, except with respect to those matters that are reserved for our stockholders, such as the election of directors. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board meets on a regular basis throughout the year and additionally as required.

The Nominating and Governance Committee believes that all of our directors must, at a minimum, meet the criteria set forth in the Hagerty Code of Conduct (our "Code of Conduct") and the Board’s Corporate Governance Guidelines (our "Governance Guidelines"), which specify that the Nominating and Governance Committee will consider criteria such as independence, diversity, diversity of experience, general understanding of various business disciplines (e.g., insurance, finance, marketing, etc.), our business environment, educational and professional background, analytical ability, viewpoints and backgrounds, willingness to devote adequate time to board duties, and ability to act in and represent the balanced best interests of Hagerty and our stockholders as a whole, rather than special constituencies.
Our Charter provides that our Board shall not have fewer than seven directors nor more than eleven, and the authorized number of directors may be changed only by resolution of the Board in accordance with our Bylaws. Our Board consists of eight directors. Directors may be elected at annual or special meetings of the stockholders. Directors are elected to serve for one year terms or until the earlier of their death, resignation, or removal. Subject to the rights of any party to the Investor Rights Agreement, a director may be removed from office prior to a Control Trigger Event (as defined in the Charter) for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class; and after a Control Trigger Event, by our stockholders only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, also voting together as a single class.

Hagerty 2024 Proxy Statement	7

CORPORATE GOVERNANCE OVERVIEW	TABLE OF CONTENTS

Hagerty's Board of Directors
The following table sets forth certain information about each member of our Board as of April 5, 2024:

Name	Age	Position(s)
McKeel Hagerty	56	Chairman of the Board
William (Bill) Swanson	75	Lead Director
F. Michael (Mike) Crowley	72	Director
Laurie Harris	65	Director
Robert (Rob) Kauffman	60	Director
Sabrina Kay	61	Director
Mika Salmi	58	Director
Randall (Rand) Harbert	60	Director

Board Member Diversity

Tenure Diversity	Age Diversity	Gender Diversity	Independence

■ 7+ Years ■ 2–6 Years ■ <2 Years	■ Age 70+ ■ Age 60–69 ■ Age 50–59	■ Female ■ Male	■ Independent ■ Non-Independent

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW

Board Leadership Structure

In accordance with our Governance Guidelines, our Board determines its leadership structure in a manner that it believes to be in the best interests of the Company and its stockholders. Within this framework, our Board conducts annual assessments of our leadership structure and retains the discretion to combine or separate the offices of Chairman and Chief Executive Officer (“CEO”). In the event that our Chairman is not an independent director, our Governance Guidelines provide that our Board will appoint an independent director to serve in a lead capacity (the “Lead Director”) with broad and substantive duties that have considerable overlap with those of an independent Board chair.

In February 2024, in connection with its annual assessment of our leadership structure, our Board determined that combining the offices of Chairman and CEO would be in the best interests of the Company and its stockholders. McKeel Hagerty was appointed to serve as our combined Chairman and CEO, and Bill Swanson, an independent director, was elected by our independent directors to serve as our Lead Director. Additionally, the Board approved an exception to the Corporate Governance Guidelines for Mr. Swanson's age. At this time, our Board believes that this leadership structure benefits us and our stockholders.

Chairperson

McKeel Hagerty currently serves as our combined Chairman and CEO. Our Board concluded that this leadership structure would best serve us and our stockholders because it enables Mr. Hagerty to use his unique experience and deep operational knowledge to identify and present appropriate strategic measures, key initiatives and timely risk mitigation considerations for our Board's consideration. Moreover, as a significant stockholder, Mr. Hagerty is meaningfully invested in our long-term success. Our Board believes that the combined role is both counterbalanced and enhanced by (i) our large number of experienced, independent directors and (ii) the independent oversight and responsibilities of our Lead Director. Our Chair, among other things, presides at all Board and stockholder meetings, establishes agendas for each meeting in consultation with the Lead Director and the chairs of our Board committees, and in consultation with the Lead Director approves Board meeting schedules.

Lead Director

Bill Swanson, an independent director, was elected by our independent directors to serve as our Lead Director. Our Lead Director, among other things, serves as a liaison between our Chairman and the independent directors, leads executive sessions of the Board, has authority to call meetings of the independent directors, in consultation with the Chairman approves meeting agendas and meeting schedules for the Board, and leads our Board in discussions concerning the CEO's performance and CEO succession. Our Lead Director will serve for renewable one-year terms, or until such earlier time as he ceases to be a director, resigns, or is replaced by a majority vote of the independent directors.

Director Independence

Our Board has determined that each of our directors, other than McKeel Hagerty, is an “independent director” as defined under the New York Stock Exchange ("NYSE") Listed Company Manual (the “NYSE Listing Rules”) and applicable SEC rules relating to director independence. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board considered all relevant facts and circumstances known to it in evaluating the independence of our directors, including their current and historical employment, any compensation we have paid to them, any transactions we have had with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us, and the same facts with respect to their immediate families.

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CORPORATE GOVERNANCE OVERVIEW	TABLE OF CONTENTS

Controlled Company Exemption

We are a “controlled company” for purposes of the NYSE Listing Rules because more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Hagerty Holding Corp. (“HHC”) is the beneficial owner of more than 50% of the combined voting control of our outstanding capital stock. As a result, HHC has the power to elect a majority of our directors.

As a controlled company, we are eligible to utilize certain exemptions from the NYSE Listing Rules that otherwise require us to have: (i) a board composed of a majority of “independent directors,” as defined under the NYSE Listing Rules (303A.01); (ii) a nominating/corporate governance committee composed entirely of independent directors; (iii) a compensation committee composed entirely of independent directors; and (iv) an annual performance evaluation of the nominating/corporate governance and compensation committees.

We currently only utilize the exemption to the NYSE Listing Rule requiring us to have a nominating/corporate governance committee composed entirely of independent directors as our Nominating and Governance Committee is made up of three independent directors and one management director. In the event we choose to rely on additional exemptions in the future, you would not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE Listing Rules.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW

Committees of Hagerty’s Board of Directors

Our standing Board committees, which are each governed by and operate according to our Bylaws and the respective committee charters, comply with all applicable requirements of the current NYSE Listing Rules and all requirements under Exchange Act Rules 10A-3 and 10C-1(b). The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee
Members: Laurie Harris (Chair), Bill Swanson, and Rob Kauffman

Independence
Each member of the Audit Committee is an independent director.
Financial Expertise
Each member of the Audit Committee is able to read and understand fundamental financial statements in accordance with NYSE audit committee requirements. Laurie Harris, Bill Swanson, and Rob Kauffman are designated as “audit committee financial experts” within the meaning of Regulation S-K Item 407(d)(5).

Responsibilities
In accordance with applicable NYSE Listing Rules, the Audit Committee operates under a written charter, which is available on the governance section of our investor relations website. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm and risk management programs, including cybersecurity. Specific responsibilities of the Audit Committee include:
•helping the Board oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps to be taken;
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•monitoring the independence and performance of our internal audit function;
•overseeing our risk assessment and risk management activities, including our cybersecurity program; and
•overseeing the procedures for employees to submit concerns anonymously about questionable accounting or audit matters.

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CORPORATE GOVERNANCE OVERVIEW	TABLE OF CONTENTS

Talent, Culture and Compensation Committee
Members: Sabrina Kay (Chair), Rand Harbert, Mika Salmi, and Mike Crowley

Independence Each member of the Talent, Culture and Compensation Committee is an independent director.
Responsibilities
In accordance with the applicable NYSE Listing Rules, the Talent, Culture and Compensation Committee (the "Compensation Committee") operates under a written charter, which is available on the governance section of our investor relations website. The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board in overseeing compensation policies, plans and programs, and to review and determine the compensation to be paid to executive officers and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•reviewing and recommending to the Board the compensation of our Chief Executive Officer and other executive officers;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•assisting the Board in its oversight of human capital management including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations.

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Nominating and Governance Committee
Members: Bill Swanson (Chair), McKeel Hagerty, Mike Crowley, and Rand Harbert

Controlled Company
We utilize an exemption under the NYSE Listing Rules, available to us as a “controlled company” pursuant to NYSE Rule 303A.00. We qualify as a controlled company because more than 50% of the voting power for the election of our directors is held by HHC. Pursuant to the exemptions granted by our controlled company status, we have appointed a Nominating and Governance Committee made up of three independent directors and one non-independent director.

Responsibilities
In accordance with applicable NYSE Listing Rules, the Nominating and Governance Committee operates under a written charter, which is available on the governance section of our investor relations website. Specific responsibilities of the Nominating and Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairmanship of Board committees;
•developing and making recommendations to our Board regarding Governance Guidelines and matters;
•overseeing our environmental, social, and governance goals, efforts, progress, and disclosures;
•reviewing and approving related person transactions; and
•overseeing periodic evaluations of the Board's performance, including Board committees, and compensation scheme for members of the Board and its committees.

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CORPORATE GOVERNANCE OVERVIEW	TABLE OF CONTENTS

Finance and Capital Committee
Members: Bill Swanson (Chair), Mika Salmi, and Rob Kauffman

Responsibilities
The Finance and Capital Committee operates under a written charter, which is available on the governance section of our investor relations website. The primary purpose of the Finance and Capital Committee is to assist the Board with monitoring and overseeing the Company’s operating and financial performance and capital management strategy. The Finance and Capital Committee oversees our long-term capital structure, investments, returns and investor relations. The Finance and Capital Committee is not responsible for financial reporting, which is the responsibility of our Audit Committee of the Board. Specific responsibilities of the committee include:
•reviewing the Company’s quarterly operating and financial performance reports including performance vs. plan;
•reviewing the annual budget and making a recommendation to the full Board for approval;
•reviewing quarterly communications with investors; and
•reviewing proposed mergers, acquisitions, joint ventures and divestitures, along with the financial implications of proposed transactions and making recommendations to the full Board for approval of such transactions.

Independence Each member of the Finance and Capital Committee is an independent director and possesses extensive experience in corporate finance.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW

Board Meetings

Directors on our Board are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. Further, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.
During the year ended December 31, 2023, our Board held 10 meetings, our Audit Committee held 6 meetings, our Nominating and Governance Committee held 5 meetings, our Compensation Committee held 16 meetings, and our Finance and Capital Committee held 8 meetings. No director attended fewer than 75% of the meetings of the Board or any committees on which the director served.

Risk Oversight

The Board, as a whole and through the Audit Committee, oversees our risk management program. Our risk management program is designed to identify, evaluate, and respond to high priority risks and opportunities. The risk management program facilitates constructive dialog at the senior management and board level to proactively realize opportunities and manage risks. Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our Company and provides updates to the Audit Committee and the Board on identified high priority risks and opportunities within the risk management program, including cybersecurity.

Hagerty 2024 Proxy Statement	15

CORPORATE GOVERNANCE OVERVIEW	TABLE OF CONTENTS

Additional Board and Corporate Governance Information

Director Nominees

When filling a vacancy on our Board, the Nominating and Governance Committee identifies the desired skills and experience of a new director nominee and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the processes outlined in the Governance Guidelines and the Nominating and Governance Committee charter, and the same processes would be used for all candidates, including candidates recommended by stockholders (for further information about stockholder director nominations, please see Commonly Asked Questions and Answers—What is the deadline for submitting a stockholder director nomination for the 2025 annual meeting?).

Family Relationships

There are no family relationships among any of the directors and our executive officers.

Self-Evaluation

Our Nominating and Governance Committee conducts an annual performance evaluation to determine whether our Board, its committees, and our directors are functioning effectively. The evaluation focuses on the Board’s and the committees’ contributions to Hagerty and has an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, our Board evaluates whether its current leadership structure continues to be appropriate for us and our stockholders. Our Governance Guidelines provide the flexibility for our Board to modify its leadership structure in the future as appropriate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and greater-than-ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. We believe that during the 2023 fiscal year all of our directors, executive officers, and greater-than-ten-percent stockholders complied with the requirements of Section 16(a).

Anti-Hedging and Anti-Pledging Policy

We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers, and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions are prohibited. These transactions include zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Accordingly, these types of transactions allow individuals to continue to own our Class A Common Stock without the full risks and rewards of ownership. In addition, the policy addresses the practice of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Hagerty securities, our directors, officers, and certain other employees are prohibited from pledging our securities as collateral for a loan without written approval from our Board and the Chief Legal Officer.

16	Hagerty 2024 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE OVERVIEW

Clawback Policy

We have adopted a Policy for Recovery of Erroneously Awarded Incentive Compensation ("Clawback Policy") that complies with the NYSE Listing Rules and Section 10D of the Securities and Exchange Act 1934, and applies to all of our current or former Section 16 officers. Under the Clawback Policy, we are required to seek to recover "Erroneously Awarded Compensation" as defined in the Clawback Policy, from any affected officer if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under securities laws. The Clawback Policy applies to accounting restatements to correct an error in previously issued financial statements that is material to the previously issued financial statement, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period.
The compensation elements subject to clawback or cancellation under the Clawback Policy include any compensation that is granted, earned or vested based in whole or in part on the attainment of a "Financial Reporting Measure" (as defined in the Clawback Policy), in each case, awarded, earned or paid out during the three fiscal years immediately preceding the date on which we were required to prepare the restatement. Our Compensation Committee has full and final authority to make any and all determinations required or permitted under the Clawback Policy.

Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting, as well as Governance Guidelines that apply to our Board. Our Code of Conduct and Governance Guidelines are available on our website at investor.hagerty.com/leadership-governance/governance-documents. We intend to disclose any material amendments to our Code of Conduct and Governance Guidelines or waivers of their respective requirements on our investor relations website.

Communications by Stockholders and Other Interested Parties with the Board of Directors

Stockholders and other interested parties may contact an individual director, the Lead Director, the Board as a group, or a specified board committee or group, including the non-management directors as a group, by sending regular mail to:

Hagerty, Inc. 121 Drivers Edge Traverse City, MI 49684 ATTN: Board of Directors

or by email at investor@hagerty.com, SUBJ: Board of Directors

Each communication should specify which director or directors the communication is addressed to, whether the sender is a stockholder or an interested party, as well as the general topic of the communication. We will receive the communications and process them before forwarding them to the addressee. We may also refer communications to other departments. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding us.

Hagerty 2024 Proxy Statement	17

Proposal One

Recommendation	19
Director Nominees	21
Executive Officers	25

ELDORADO

Proposal One
Election of Directors

There are currently eight directors serving on our Board. The Board recommends that the eight individuals presented, all of whom are current directors, be elected to serve on the Board for a one year term until the 2025 annual meeting of stockholders. With the exception of McKeel Hagerty, all nominees have been determined by the Board to meet the independence standards of the NYSE Listing Rules and applicable SEC rules relating to director independence (see the discussion of Director Independence in the "Board of Directors and Corporate Governance" section of this Proxy Statement for more information).
Each of the individuals listed below has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the Proxy Card. The nominees to serve on the Board are:
McKeel Hagerty, Bill Swanson, Mike Crowley, Rand Harbert, Laurie Harris, Rob Kauffman, Sabrina Kay, and Mika Salmi.
Our Board Unanimously Recommends That You Vote “FOR” the Election of Each of the Director Nominees.

88% In 2024....7 of our 8 Directors are Independent

Biographical information regarding each nominee is set forth below.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.
In accordance with the Bylaws, election of directors shall be by vote of the majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” that nominee’s election at any meeting for the election of directors at which a quorum is present until HHC ceases to own at least 50% of the voting power of the Company, after which directors will be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

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PROPOSAL ONE	TABLE OF CONTENTS

Vote Required for Approval

Election of each director will require the affirmative vote by a majority of the shares of the common stock present by virtual attendance or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN THE ELECTION OF DIRECTORS PROPOSAL.

20	Hagerty 2024 Proxy Statement

Director Nominees

The following biographical information is provided for each member of our Board:

McKeel Hagerty
Chairman of the Board and Chief Executive Officer of Hagerty; member of our Board since 2009

McKeel Hagerty has served as the Chairman of the Board since April 2, 2024, and as a member of the Board since we became a publicly traded company in December 2021. Prior to this he served on our Board from October 2009 to 2021. In addition to his role as a Chairman, McKeel is also our Chief Executive Officer ("CEO") and the driving force behind Hagerty since 2000. McKeel has been with Hagerty in various roles since 1987. From 2017 to 2021, he served as a general partner of Grand Ventures, a venture capital firm. From 2016 to 2017, he was elected by fellow chief executives to serve as the international board chair for YPO, the global leadership organization with over 34,000 chief executives in more than 150 countries. McKeel earned Bachelor's degrees in English and Philosophy from Pepperdine University and a Master’s degree in Theology from Saint Vladimir’s Orthodox Seminary.

We believe Mr. Hagerty is well qualified to serve as a member of our Board because of his knowledge of our business and strategy, leadership role at Hagerty, as well as his experience in the classic and enthusiast vehicle industry.

William Swanson
Lead Director, member of our Board since 2021
William (Bill) Swanson has served as a member of our Board since December 2021. Prior to his retirement, from 2004 to 2014, Bill served as the Chairman and CEO of Raytheon Company ("Raytheon"), an aerospace company. Since December 2023 Bill has served on the board of directors of L3Harris Technologies, Inc. and, from 2010 to 2021, Bill served on the board of directors for NextEra Energy, Inc., a public energy company, including as the chair of its audit committee for seven years. Bill graduated magna cum laude from California Polytechnic State University with a Bachelor’s degree in Industrial Engineering. He was also awarded an honorary Doctor of Laws degree from Pepperdine University and an honorary Doctor of Science degree from California Polytechnic State University.

We believe Mr. Swanson's leadership experience as the Chairman and CEO of Raytheon, deep knowledge of risk management, including cybersecurity risk management, and board experience make him well qualified to serve on our Board.

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DIRECTOR NOMINEES	TABLE OF CONTENTS

F. Michael Crowley
Director, member of our Board since 2019

F. Michael (Mike) Crowley has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Prior to this he served on our Board from June 2019 to 2021. He is an Executive Consultant to Markel Group, Inc. ("Markel"), a public insurance company. Mike joined Markel in February 2009 as President of Markel Specialty Insurance Company. He was promoted to President and Co-Chief Operating Officer of Markel in 2010, and to Vice Chairman in 2016. Mike retired from Markel at the end of 2017. Prior to joining Markel, he served as President and Chief Operating Officer of Hilb, Rogal & Hobbs, a public insurance brokerage firm, from 2004 until its acquisition by Willis Towers Watson in 2008. Mike earned a Bachelor's degree in Business Administration from Wake Forest University.

We believe Mr. Crowley's executive experience in the specialty insurance industry make him well qualified to serve on our Board.

Laurie Harris
Director, member of our Board since 2019

Laurie Harris has served as a member of our Board since Hagerty became a publicly traded company in December 2021. Prior to this she served on our Board from December 2019 to 2021. Prior to her retirement in 2018, Laurie was a global engagement audit partner with PricewaterhouseCoopers LLP, one of the largest professional service firms, since 1994 after starting at the firm in October 1992. Since May 2019 Laurie has been a member of the board of directors and audit committee chair of IWG plc, a public company specializing in co-work and workspace brands, and, since July 2019, a member of the board of directors, nominating and governance committee, and audit committee chair of Synchronoss Technologies Inc., a public technology company specializing in cloud, messaging, and digital platforms and products. She is a Certified Public Accountant. Laurie graduated summa cum laude with a Bachelor of Science degree in Business Administration/Accounting from the University of Southern California.

We believe Ms. Harris's experience in the financial services and insurance industries and board leadership experience make her well qualified to serve on our Board.

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TABLE OF CONTENTS	DIRECTOR NOMINEES

Robert Kauffman
Director, member of our Board since 2020

Robert (Rob) Kauffman has served as a member of our Board since December 2021. Prior to this he served on our Board from June 2020 to 2021 and the board of directors of Aldel, our publicly traded predecessor, from April 2021 to December 2021. Since March 2023 Rob has served on the board of directors of Global Net Lease, Inc. Since 2015, Rob has co-owned Chip Ganassi Racing, an American racing team active in Indy and NASCAR racing. He is also the current Chairman of the Race Team Alliance, an association of NASCAR Cup Series teams; owner of RK Motors, a leading restorer, re-seller and provider of classic cars; and advisory board member of McLaren Racing, a leading United Kingdom based Formula1 racing team. From 1998 to 2012, Rob was a co-founder, principal, and member of the board of directors of Fortress Investment Group LLC ("Fortress"), an investment management firm. Prior to co-founding Fortress, he was a managing director at UBS Investment Bank from 1997 to 1998. Rob earned a Bachelor's degree in Business Administration from Northeastern University.

We believe Mr. Kauffman's experience in capital markets, senior management, board leadership, and experience in the classic and enthusiast vehicle industry make him well qualified to serve on our Board.

Sabrina Kay
Director, member of our Board since 2021

Dr. Sabrina Kay has served as a member of our Board since December 2021. Since 2002, Sabrina has served as the CEO of Fremont Private Investments Inc. In 2006, she co-founded Premier Business Bank, which was merged with First Foundation, Inc. in 2018, and founded Fremont University, where she served as Chancellor and CEO until its sale to Greybull Investments in 2020. She was also the CEO of a Dale Carnegie franchise, which she incorporated into Fremont University’s MBA program. In 1992, she founded the Art Institute of Hollywood and served as its CEO until it was sold to a public company, EDMC, in 2002. Since December 2020, Sabrina has been a member of the board of directors and an audit committee member of MannKind Corporation, a public biopharmaceutical company, and, since May 2022, a board member and compensation committee member of East West Bancorp, Inc., the publicly traded holding company of East West Bank. Sabrina earned a Master's degree in Education from the University of Pennsylvania, an MBA from the University of Southern California, and a Doctoral degree in Education from the University of Pennsylvania.

We believe Dr. Kay's senior management and board leadership experience make her well qualified to serve on our Board.

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DIRECTOR NOMINEES	TABLE OF CONTENTS

Mika Salmi
Director, member of our Board since 2021

Mika Salmi has served as a member of our Board since December 2021. Mika has been a Venture Partner at Lakestar Advisors, a European venture capital firm, since January 2024. From 2020 through to January 2024 he was the Managing Partner of the Zurich, Switzerland office of Lakestar Advisors, and previously served as Partner from January 2019 to February 2020. Prior to Lakestar Advisors, from 2014 to 2019, he served as a Senior Advisor to The Raine Group LLC, a global merchant bank focused on technology, media, and telecommunications. From 2012 to 2014, he served as the CEO of CreativeLive, an online education company specializing in photography, art, design, marketing, business and entrepreneurship classes. Mika earned a Bachelor of Science degree from the University of Wisconsin and an MBA from INSEAD.

We believe Mr. Salmi's experience in capital markets, senior management, and board leadership make him well qualified to serve on our Board.

Randall Harbert
Director, member of our Board since 2023
Randall (Rand) Harbert has served as a member of the Board since March 2023. Rand is a Senior Advisor to State Farm Mutual Automobile Insurance Company ("State Farm"). From 2012 until his retirement in 2022, he served as State Farm's Chief Agency, Sales and Marketing Officer. Rand joined State Farm in 1992 as an agent. Prior to joining State Farm, he served in several various roles at H.J. Heinz and Marion Merrell Dow. He graduated from the University of Central Missouri, earned an MBA from Webster University, and graduated from the General Management program at the Harvard Business School.

We believe Mr. Harbert's knowledge of the insurance industry and leadership experience in developing the relationship between State Farm and Hagerty make him well qualified to serve as a member of our Board.

24	Hagerty 2024 Proxy Statement

Executive Officers

The following table sets forth certain information about each of our executive officers as of April 5, 2024:

Name	Age	Position(s)

McKeel Hagerty	56	CEO and Chairman of the Board
Patrick McClymont	54	Chief Financial Officer ("CFO")
Collette Champagne	55	Chief Human Resources Officer and Chief Administrative Officer
Diana Chafey	55	Chief Legal Officer and Corporate Secretary
Charles Favour	56	Chief Underwriting Officer
Paul Rehrig	50	President, Media & Entertainment
Kenneth Ahn	46	President, Marketplace
Russell Page	53	Chief Information Officer

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EXECUTIVE OFFICERS	TABLE OF CONTENTS

The following biographical information is provided for each of our executive officers:
McKeel Hagerty
CEO
McKeel Hagerty has served as the CEO of Hagerty since 2000 and is a member of our Board. His biographical information is above under the “Directors” section.
Hagerty's CEO since 2000.

Patrick McClymont
CFO

Patrick McClymont has served as our CFO since September 2022. Prior to joining Hagerty, he served as the CFO of Orchard Technologies, Inc., a residential real estate services company from 2021 through August 2022. From 2016 to 2021, Patrick served as the CFO of IMAX Corporation (NYSE: IMAX). He was responsible for all aspects of IMAX’s finance-related functions including control, financial planning & analysis, tax, investor relations, risk management, information technology, and corporate development and strategy. From 2013 to 2016, he served as the CFO at Sotheby’s, a global brokerage selling and financing authenticated art and luxury collectibles. Prior to Sotheby’s, Patrick was a Partner and Managing Director at Goldman, Sachs & Co., where he spent 15 years. He earned a Bachelor of Science degree from Cornell University and a Master of Business Administration degree from The Tuck School of Business at Dartmouth.

Hagerty's CFO since 2022.

Collette Champagne
Chief Human Resources Officer and Chief Administrative Officer

Collette Champagne has served as our Chief Human Resources Officer and Chief Administrative Officer since 2023, having previously served as Chief Operating Officer since 2018, and as SVP of Human Resources and Chief People Officer at Hagerty. Collette joined Hagerty in 1999 as leader of our sales and service operation. She is a graduate of the University of Michigan Executive Human Resources Program. Collette earned Bachelor of Science degrees in Agriculture and Natural Resources and in Communications from Michigan State University.

Hagerty's Chief Human Resources Officer and Chief Administrative Officer since 2023 and Hagerty Team Member since 1999.

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TABLE OF CONTENTS	EXECUTIVE OFFICERS

Diana Chafey
Chief Legal Officer and Corporate Secretary

Diana Chafey has served as our Chief Legal Officer and Corporate Secretary since 2023. Before joining Hagerty, Diana served as Chief Legal Officer and Corporate Secretary for ATI Physical Therapy ("ATI"), a rehabilitation provider, from 2018 through 2022. Prior to ATI, she was the executive vice president, chief legal counsel and corporate secretary for The Warranty Group (TWG Holdings Limited), an insurance company. Diana was also a partner at the law firm DLA Piper LLP (US). Diana earned a Bachelor's degree in Communications from Arizona State University and a Juris Doctor degree from Valparaiso University School of Law.

Hagerty's Chief Legal Officer and Corporate Secretary since August 2023.

Charles Favour
Chief Underwriting Officer
Charles (Chuck) Favour is responsible for oversight of our insurance business. Chuck joined Hagerty as Vice President of Claims in 2006. Prior to joining Hagerty, from 1996 to 2006, he worked for Michigan Millers Mutual Insurance Company, where his responsibilities included leading the property claims, catastrophe and reinsurance reimbursement divisions of the company. Chuck earned a Bachelor of Science degree in Economics from the University of Wisconsin-Madison. He also holds the designation of Associate in Claims.

Head of Hagerty's Insurance Business and Hagerty Team Member since 2006.

Paul Rehrig
President, Hagerty Media & Entertainment

Paul Rehrig has served as our President of Media & Entertainment since August 2021. Prior to joining us, from July 2019 to June 2021, he served as the General Manager of Eurosport for Discovery Inc., a multichannel TV and online sports broadcaster and streaming platform. From September 2011 to August 2019, Paul served as Executive Vice President at AMC Networks, a global TV & Film studio. He also served on the board of directors of Next Games, a public Finland-based mobile games company, from January 2015 to June 2019. Paul earned a Bachelor's degree in Political Science from Seattle Pacific University.

President of Hagerty Media & Entertainment since 2021.

Hagerty 2024 Proxy Statement	27

EXECUTIVE OFFICERS	TABLE OF CONTENTS

Kenneth Ahn
President, Marketplace
Kenneth (Ken) Ahn has served as the President of Hagerty Marketplace since January 2022. Ken is also the CEO of Broad Arrow Group, Hagerty's wholly owned subsidiary and live auction platform. From November 2016 to August 2021, Ken served as President of RM Sotheby’s, a collector car auction house. From 2014 to 2016, he led the strategy and corporate development efforts at Sotheby's as SVP, Strategy and Corporate Development, in New York. Prior to Sotheby’s, from 2007 to 2014, Ken was a Vice President in the Investment Banking Division at Goldman Sachs in New York, as a member of the Global Industrials Group as well as the M&A Group. Ken earned an AB, with honors, in Economics from Harvard College and an MBA from Harvard Business School.

President of Hagerty Marketplace since 2022.

Russell Page
Chief Information Officer
Russell Page leads Hagerty’s IT strategy including analytics and data science, cyber and information security, corporate systems, and network and infrastructure management. Prior to Hagerty, from August 2021 through July 2022, Russell was a member of the General Motors Financial leadership team, serving as the Head of Strategy & Growth for OnStar Insurance. Before General Motors, between January 2014 and October 2018, Russell served as CEO & President of DaRK Capital, a privately held technology holding company, and its worldwide operating subsidiaries. Russell’s background also includes both business and technology leadership roles, serving companies such as Taylor Corporation, State Farm Insurance and Plymouth Rock Assurance. Russell earned a Bachelor of Science in Business from Eureka College and a Master of Business Administration degree from the University of Idaho.

Hagerty's Chief Information Officer since 2022.

28	Hagerty 2024 Proxy Statement

Executive Officer and Director Compensation

Executive Compensation

This section discusses the material components of the executive compensation program for our named executive officers who are identified below.
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The rules of the Securities Act of 1933 ("Securities Act") require compensation disclosure for: (1) our principal executive officer, and; (2) our two most highly compensated executive officers other than the principal executive officer whose total compensation for 2023 exceeded $100,000 and who were serving as executive officers as of December 31, 2023. We refer to these individuals as our “named executive officers.”
For the year ended December 31, 2023, our named executive officers were:

•McKeel Hagerty, CEO
•Patrick McClymont, CFO
•Paul Rehrig, President, Hagerty Media & Entertainment

Compensation Consultant

After a request for proposal and based on the feedback from the Compensation Committee, we transitioned our independent executive compensation consultant to Mercer in August 2023 from Korn Ferry, who served in this role prior to the transition. Mercer advised us on our compensation philosophy, compensation peer group, executive benchmarking methodology, and helped us establish a continued meeting framework to support our overall business and compensation objectives. In 2024, we expect that our executive compensation program will continue to evolve commensurate with the growth of the Company.

In 2023, management also retained Mercer to consult with the Company on job architecture. The Company assessed the independence of Mercer pursuant to the NYSE rules and concluded that the Compensation Committee's retention of Mercer did not raise any conflicts of interest.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	TABLE OF CONTENTS

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2022 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
McKeel Hagerty	2023	850,001	—	700,000(2)	765,001	—	64,475(3)	2,379,477
CEO	2022	850,001	—	33,190,168(4)	—	—	225,023(3)	34,265,192
Patrick McClymont	2023	575,001	—	1,006,250(5)	646,876	—	37,884	2,266,011
CFO	2022(6)	161,174	100,000(7)	500,000(8)	58,184	—	12,889	832,247
Paul Rehrig	2023	650,000	650,000(9)	812,500(5)	438,750	—	33,475	2,584,725
President	2022	650,000	650,000(9)	814,500	140,790	—	54,289	2,309,579

(1)Amounts include employer 401(k) matching, employer contributions for medical, dental, vision, disability, and life insurance. As previously disclosed, in 2023 perquisites and allowances for our executive officers were discontinued.
(2)As further discussed below under “Stock Awards” and "Outstanding Equity Awards at Fiscal Year-End", Mr. Hagerty was entitled to an annual award at target of 200% of base salary in 2023, but independently elected to forego $1 million of the amount to which he was entitled.
(3)Amounts include the items listed in Footnote 1 above, as well as the cost of a personal assistant which was reduced to $25,000 in 2023 from $100,000 in 2022. In 2022, Mr. Hagerty also had a $40,000 automobile allowance which was discontinued in 2023.
(4)Of the total amount, $19,221,501 of the $33,190,168 is a one-time incentive award of performance-based restricted stock units (“PRSUs”) which may or may not vest, dependent on achievement of stock price thresholds (the "Performance Grant") as further discussed below under “Stock Awards” and "Outstanding Equity Awards at Fiscal Year-End". Another $10 million of the total amount vests over a 7-year period in order to incentivize Mr. Hagerty's continued service to the Company. The remaining value is attributed to three additional one-time only grants which vest on a time-based schedule and Mr. Hagerty’s annual equity grant awarded pursuant to his employment agreement which also vests on a time-based schedule. Total amount calculated as the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Valued at the grant date and assuming the highest level of performance conditions will be achieved, the Performance Grant is valued at $40,000,000, and the grant date value of all 2022 grants is $53,968,667 (where 74% of this value is subject to future stock price performance due to the Performance Grant).
(5)As further discussed below under “Stock Awards” and "Outstanding Equity Awards at Fiscal Year-End", amounts for Mr. McClymont and Mr. Rehrig include one annual grant of RSUs to each as part of their annual compensation packages in 2023.
(6)Amounts indicated represent only a partial year because Mr. McClymont commenced his employment with Hagerty in September 2022.
(7)A signing bonus, pursuant to Mr. McClymont's employment agreement.
(8)A discretionary onboarding stock award granted to Mr. McClymont in October 2022.
(9)The 2022 and 2023 Executive Incentive Bonus, respectively, paid in March of the following year, pursuant to Mr. Rehrig's employment agreement.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability.

Stock Awards

Stock awards are made pursuant to the Hagerty, Inc. 2021 Stock Incentive Plan (the "Equity Incentive Plan") and operate as a long-term incentive in order to retain talented members of our team. In 2023, the Board approved stock awards for executive officers that were awarded on April 1, 2023. All stock awards are subject to certain restrictive covenants and each named executive officer's continued service with Hagerty, with exceptions for death or disability, and where the vesting schedule is greater than two years, an exception for retirement, through the vesting date.

30	Hagerty 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

McKeel Hagerty, our CEO, was awarded an annual grant of RSUs pursuant to his compensation package for 2023. The RSUs vest on a time-based vesting schedule. Material terms of this award agreement are set forth below.
2023 Time-Based RSU Award to McKeel Hagerty
RSUs Awarded on April 1, 2023	Vesting Schedule	Purpose of Award	Retirement Payments under Award if Final Day of Employment with Hagerty is Prior to Final Vesting Date	Double Trigger Vesting Upon Change in Control
80,092	26,697 RSUs vested on April 1, 2024, and an equal amount will vest each year until fully vested on April 1, 2026
Annual award at target of 200% of base salary pursuant to the Equity Incentive Plan and Mr. Hagerty's employment agreement.

Mr. Hagerty independently elected to forego $1 million of the amount of the annual award to which he was entitled.

A number of RSUs would vest on April 1, 2026, equal to the number of unvested RSUs remaining in the award as of Mr. Hagerty's final day of employment, that would have vested by the final day had the RSUs vested on a daily basis following the most recent vesting date.
If employment is involuntarily terminated without cause within 24 months following a change in control, any unvested RSUs under the award as of the date of termination will become fully vested.

Patrick McClymont, our CFO, was awarded an annual grant of RSUs pursuant to his compensation package for 2023. The RSUs vest on a time-based vesting schedule. Material terms of this award agreement are set forth below.
2023 Time-Based RSU Award to Patrick McClymont
RSUs Awarded on April 1, 2023	Vesting Schedule	Purpose of Award	Retirement Payments under Award if Final Day of Employment with Hagerty is Prior to Final Vesting Date	Double Trigger Vesting Upon Change in Control
115,132	38,377 RSUs vested on April 1, 2024, and an equal amount will vest each year until fully vested on April 1, 2026	Annual award at target of 175% of base salary pursuant to the Equity Incentive Plan and Mr. McClymont's employment agreement.	Not applicable.	If employment is involuntarily terminated without cause within 24 months following a change in control, any unvested RSUs under the award as of the date of termination will become fully vested.

Paul Rehrig, our President, Hagerty Media & Entertainment, was awarded an annual grant of RSUs pursuant to his compensation package for 2023. The RSUs vest on a time-based vesting schedule. Material terms of this award agreement are set forth below.
2023 Time-Based RSU Award to Paul Rehrig
RSUs Awarded on April 1, 2023	Vesting Schedule	Purpose of Award	Retirement Payments under Award if Final Day of Employment with Hagerty is Prior to Final Vesting Date	Double Trigger Vesting Upon Change in Control
92,963	30,987 RSUs vested on April 1, 2024, and an equal amount will vest each year until fully vested on April 1, 2026	Annual award at target of 125% of base salary pursuant to the Equity Incentive Plan and Mr. Rehrig's employment agreement.	Not applicable.	If employment is involuntarily terminated without cause within 24 months following a change in control, any unvested RSUs under the award as of the date of termination will become fully vested.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	TABLE OF CONTENTS

Annual Incentive Plan

Our Annual Incentive Plan is designed to hold executives accountable, reward the executives based on actual business results, and help create a pay-for-performance culture.

In 2023, the annual incentives for our executive officers were earned based on the achievement of two performance metrics: operating income and total revenue growth, weighted 75% and 25% respectively. Our performance in 2023 as measured against the target goals established resulted in a payment amount under the plan equal to 90% of the target payment level for each named executive officer. In addition to the performance metrics, the Annual Incentive Plan also permits the Board, in its sole discretion, to approve final payment amounts under the plan which, based on individual performance, differ from the amount achieved by the performance metrics. In 2024, the Board determined that based on individual performance factors Mr. Hagerty would receive a payment under the Annual Incentive Plan equal to 100% of the 90% target payment level, Mr. McClymont would receive payments equal to 125% of the 90% target payment level, and Mr. Rehrig would receive payments equal to 75% of the 90% target payment level. Accordingly, Messrs. Hagerty, McClymont and Rehrig were awarded final payment amounts under the Annual Incentive Plan of $765,000, $646,876, and $438,750 respectively.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2023.

		Restricted Stock Unit Awards		Performance Stock Unit Awards
Name and Principal Position	Year	Number of unearned shares, units, or other rights that have not vested(1)	Market or payout value of unearned shares, units, or other rights that have not vested	Number of unearned shares, units or other rights that have not vested(1)	Market or payout value of unearned shares, units, or other rights that have not vested

McKeel Hagerty	2023	1,137,253(2)	$8,870,573	3,707,136(3)	$28,915,661
CEO
Patrick McClymont	2023	152,210(4)	$1,187,238
CFO
Paul Rehrig	2023	143,349(5)	$1,118,122
President, Hagerty Media & Entertainment

(1)The numbers reflected in these columns represent RSUs and PRSUs granted pursuant to the Equity Incentive Plan. Each RSU and PRSU converts to shares of Class A Common Stock of the Company in accordance with the vesting schedules of each award agreement between the named executive officer and the Company, which are summarized above under "Stock Awards" and in the following footnotes.
(2)This number represents 369,351 RSUs which vested on April 1, 2024; 211,613 RSUs will vest on April 1, 2025; 159,095 RSUs will vest on April 1, 2026; 132,398 RSUs will vest on April 1, 2027; 132,398 RSUs will vest on April 1, 2028; and 132,398 RSUs will vest on April 1, 2029.
(3)An aggregate of 3,707,136 PRSUs vest, if at all, in tranches upon the achievement of the following stock price thresholds prior to April 1, 2029: 25% of the PRSUs would vest upon the Class A Common Stock trading above $20.00 per share on the NYSE for 60 consecutive days, 25% would vest upon the Class A Common Stock trading above $25.00 per share on the NYSE for 60 consecutive days, and 50% would vest upon the Class A Common Stock trading above $30.00 per share on the NYSE for 60 consecutive days.
(4)This number represents 37,078 RSUs which have not yet vested pursuant to his discretionary onboarding grant on October 1, 2022, and 115,132 RSUs which had not yet vested by December 31, 2023, pursuant to his executive long-term equity plan grant on April 1, 2023. This number includes a total of 38,377 RSUs which vested on April 1, 2024. The remaining unvested RSUs will vest as follows: 38,377 RSUs will vest on April 1, 2025, and 38,378 RSUs will vest on April 1, 2026.
(5)This number represents 50,201 and 92,963 RSUs which had not yet vested by December 31, 2023, pursuant to his executive long-term equity plan grants on April 1, 2022, and 2023 respectively, and; 185 RSUs granted to all employees on April 1, 2022, in connection with the Company's public offering. This number includes a total of 56,272 RSUs which vested on April 1, 2024. The remaining unvested RSUs will vest as follows: 56,089 RSUs will vest on April 1, 2025, and 30,998 RSUs will vest on April 1, 2026.
(6)The closing price of our Class A Common Stock on December 31, 2023, was $7.80.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Employment Arrangements

McKeel Hagerty
In March 2023, we entered into an amendment to Mr. Hagerty's Employment Agreement, dated January 1, 2018 (the "Amended Agreement"). Under the Amended Agreement, Mr. Hagerty’s perquisites and allowances were eliminated, resulting in a reduction of $190,000 annually. In addition, pursuant to the Amended Agreement, Mr. Hagerty voluntarily forewent approximately $1,000,000 of the $1,700,000 in equity compensation that was due to be awarded to him in 2023.
Pursuant to the Amended Agreement, Mr. Hagerty is entitled to a base salary, participation in our Annual Incentive Plan with a target incentive equal to 100% of his base salary, participation in our Equity Incentive Plan with a target incentive equal to 200% of his base salary (except in 2023 pursuant to the Amended Agreement), and benefits available to our senior executives. If we terminate Mr. Hagerty’s employment for a reason other than Cause or Disability or if Mr. Hagerty resigns for Good Reason, as such terms are defined in the Amended Agreement, and he executes a binding waiver and release of claims against us and related persons, then he is entitled to the following severance benefits: (i) 24 months of continued base salary, (ii) 24 months of continued participation in our Annual Incentive Plan (based on actual performance results), (iii) 24 months of continued participation in our Long-Term Incentive Plan (based on actual performance results and including a prorated benefit for any partial fiscal year at the end of such 24-month period), and (iv) 24 months of continued health and dental benefits. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Hagerty’s base salary or other compensation or benefits, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, a required relocation or a substantially burdensome increase in required travel, the failure of a successor to assume his employment agreement, or our material breach of his employment agreement. Under the terms of the Amended Agreement, Mr. Hagerty is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment.

Patrick McClymont
In March 2023, we entered into an amendment to Mr. McClymont's Employment Agreement, dated September 6, 2022 (the "Amended Agreement"). Under the Amended Agreement, Mr. McClymont's annual car allowance was eliminated, reducing his total compensation by $20,000 annually.
Pursuant to the Amended Agreement, Mr. McClymont is entitled to a base salary, participation in our Annual Incentive Plan with a target incentive equal to 100% of his base salary (and a payout range of 0% to 200%), participation in our Equity Incentive Plan with a target incentive equal to 175% of his base salary, and benefits available to our senior executives. If we terminate Mr. McClymont's employment for a reason other than Cause or Disability or if Mr. McClymont resigns for Good Reason, as such terms are defined in the Amended Agreement, and he executes a binding waiver and release of claims against us and related persons, then he is entitled to 12 months of continued base salary at a rate equal to 1.5x his then current base salary. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. McClymont's base salary or other compensation or incentives, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, or our material breach of his employment agreement. Under the terms of the Amended Agreement, Mr. McClymont is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment, or 24 months if the termination of Employment is without Good Reason.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Paul Rehrig
In March 2023, we entered into an amendment to Mr. Rehrig’s Employment Agreement, dated August 16, 2021 (the "Amended Agreement"). Under the Amended Agreement, Mr. Rehrig’s car allowance was eliminated, reducing his total compensation by $20,000 annually.
Pursuant to the Amended Agreement, Mr. Rehrig is entitled to a base salary, bonus payment (at 100% of base salary in 2023 and 2024), participation in our Annual Incentive Plan with a target incentive equal to 75% of his base salary, and participation in our Equity Incentive Plan with a target incentive equal to 125% of his base salary each year starting in 2022. Additionally, Mr. Rehrig was eligible to earn executive incentive bonuses of $650,000 for each of 2022 and 2023, payable in March the following year and which bonus amounts were earned pro rata over the service period, and benefits available to our senior executives.
If we terminate Mr. Rehrig’s employment for a reason other than Cause or Disability or if Mr. Rehrig resigns for Good Reason, as such terms are defined in the Amended Agreement, and he executes a binding waiver and release of claims against us and related persons, then he is entitled to 12 months of base salary. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Rehrig’s base salary or other compensation or incentives, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, a required relocation to a facility outside of his home area, or our material breach of his employment agreement. Under the terms of the Amended Agreement, Mr. Rehrig is subject to restrictive covenants regarding non-competition and non-solicitation of employees while employed by us and for 12 months following his termination of employment, or 24 months if the termination of Employment is without Good Reason.

401(k) Plan

We maintain a qualified 401(k) savings plan that allows participants to defer compensation up to the maximum amount allowed under IRS guidelines. We make a matching contribution to the plan equal to 100% of the participant’s elective deferral, up to 4% of his or her compensation, plus an additional matching contribution equal to an amount up to 2% of the participant’s compensation depending on certain performance criteria specified by the Company for the applicable plan year. Participants are immediately vested in the contributions to the plan.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Director Compensation

We have designed our non-employee director compensation program to achieve the following objectives:

•align directors’ interests with the long-term interests of our stockholders;
•attract and retain outstanding director candidates with diverse backgrounds and experiences; and
•recognize the substantial time commitment required to serve as a Hagerty director.

The Nominating and Governance Committee periodically reviews our director compensation program. Independent directors do not receive, directly or indirectly, any consulting, advisory or other compensatory fees from us. Directors who are employees of Hagerty do not receive compensation for their service on the Board. We also reimbursed our directors for their reasonable out-of-pocket expenses incurred for board related travel expenses. The following table presents summary information regarding the total compensation paid to the non-employee directors of Hagerty for the year ended December 31, 2023:

Name	Fees earned or paid in cash(1) ($)	Stock awards ($)	All other compensation ($)	Total ($)

Mike Angelina(2)	176,000	90,000	55,000(3)	321,000
Mike Crowley	96,250	90,000	_	186,250
Laurie Harris	105,000	90,000	5,000(4)	200,000
Rob Kauffman	97,500	90,000	_	187,500
Sabrina Kay	101,765	90,000	_	191,765
Mika Salmi	97,500	90,000	_	187,500
Bill Swanson	101,000	90,000	_	191,000
Randall Harbert(5)	76,458	90,000	_	166,458
Michael Tipsord(6)	21,250	_	_	21,250

(1)In 2023, our directors were paid a retainer of $85,000 for serving on our Board, $75,000 for service as the Chairman of the Board, $15,000 for serving as the chair of the Audit or Compensation Committee, $8,500 for serving as the chair of the Nominating and Governance Committee or the Finance and Capital Committee, $7,500 for serving on the Audit or Compensation Committee, and $5,000 for serving on the Nominating and Governance Committee or the Finance and Capital Committee.
(2)Mr. Angelina retired from the Board effective on April 2, 2024.
(3)Includes $50,000 for service as the chairman of the board of directors of Hagerty Re and $5,000 for service on a committee of the Hagerty Re board of directors.
(4)Includes $5,000 for service on a committee of the Hagerty Re board of directors.
(5)Mr. Harbert was appointed to the Board effective on March 1, 2023.
(6)Mr. Tipsord resigned from the Board effective on March 1, 2023.

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Non-Employee Director Compensation Structure

For 2024, we compensate our non-employee directors according to the following structure:

Description	Amount(1)

Annual Retainer	$85,000
Annual Stock Grant	Grant of restricted stock units having a fair market value of $90,000 based on the closing stock price on March 31, 2024, which vests 100% on April 1, 2025
Additional annual retainers for serving as chairperson of the Board, Lead Director, and chairperson of a Committee	$75,000 for Chair of our Board. However, directors who are also management do not receive additional compensation for serving on the Board.

$30,000 for Lead Director.

$15,000 for chairs of Audit and Compensation Committees; and $8,500 for chairs of the Nominating and Governance and Finance and Capital Committees
Additional annual retainers for serving on committees	$7,500 for service on Audit and Compensation Committees; $5,000 for service on the Nominating and Governance and Finance and Capital Committees
Additional retainer for serving on board of directors for Hagerty Re	$5,000
Additional retainer for serving as the chairman of the board of directors for Hagerty Re	$50,000

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TABLE OF CONTENTS	EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Director and CEO Stock Ownership Guidelines

The Board believes that directors having an ownership stake in Hagerty strengthens the alignment of interests between directors and our stockholders. Accordingly, under our Governance Guidelines the Board has set the following stock ownership thresholds:

•The minimum stock ownership guideline for non-employee directors is five (5) times the amount of the annual retainer that we pay directors for service on the Board, and does not include retainers paid for serving on a committee, as the chair of a committee, as the Chairman of the Board, or as Lead Director.
•The minimum stock ownership guideline for our CEO is six (6) times base salary.

Under this formula, non-employee directors are expected to hold $425,000 (5 x $85,000) of Hagerty stock, and our CEO is expected to hold $5.1 million (6 x $850,001) of Hagerty stock.
Directors have five years from being named a director to meet these minimum stock ownership guidelines. Each director is expected to maintain this minimum ownership amount throughout the director’s term of service. In the event that the annual retainer fee or CEO base salary is increased, directors and the CEO will have three years to meet the new ownership guidelines. The Board will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship. The Nominating and Governance Committee measures compliance on an annual basis.
As of the date of this Proxy Statement, our CEO McKeel Hagerty and directors Rob Kauffman and Bill Swanson have met the threshold set by these guidelines.

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Certain Relationships and Related Person Transactions

Policy for Approval of Related Person Transactions

Our Board has adopted a policy pursuant to and in furtherance of the Code of Conduct with respect to the review, approval, and ratification of related person transactions. Under the policy, the Nominating and Governance Committee (or a committee consisting solely of disinterested directors) is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, the Nominating and Governance Committee considers the relevant facts and circumstances to decide whether to approve or ratify such transactions. In particular, our policy requires the Nominating and Governance Committee to consider, among other factors it deems appropriate:

•the related person’s relationship to the Company and interest in the transaction;
•the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
•the benefits to the Company of the proposed transaction;
•the public disclosures required by the proposed transaction;
•if applicable, the availability of other sources of comparable products or services; and
•an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Nominating and Governance Committee will approve or ratify a transaction if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances. In addition, under the Code of Conduct, the Company’s employees, officers, directors, and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Transactions described below which were entered into prior to the Business Combination (as defined below) and adoption of our written related person transactions policy, were each approved by the Board or management considering similar factors to those described above.
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Officer and Director Compensation,” disclosed below are transactions since January 1, 2023 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	TABLE OF CONTENTS

Related Person Transactions

Investor Rights Agreement
On August 17, 2021, Aldel, HHC, Markel, and State Farm entered into the Investor Rights Agreement (the "Investor Rights Agreement") that became effective on December 2, 2021 upon the closing (the "Closing") of the business combination that led to the Company going public (the "Business Combination"). Pursuant to the Investor Rights Agreement, among other things:

•HHC has the right to nominate (i) two directors for election by our stockholders for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the Closing and (ii) one director for election by our stockholders for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the Closing;
•Markel has the right to nominate one director for election by our stockholders for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the Closing;
•State Farm has the right to nominate one director for election by our stockholders for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the Closing;
•HHC, Markel, and State Farm each have preemptive rights to purchase their pro rata share of certain new issuances of equity by us, subject to customary exclusions, for so long as each is entitled to nominate a director to be elected to our Board; and
•HHC, Markel, and State Farm each agreed to vote their shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement.

Amended and Restated Registration Rights Agreement
The Company, Aldel Investors LLC (an entity managed by director Rob Kauffman, the "Sponsor"), FG SPAC Partners LP ("FGSP"), ThinkEquity LLC, HHC, Markel, State Farm, and certain other parties identified therein as Holders (the “Holders”) are parties to an Amended and Restated Registration Rights Agreement, dated as of August 17, 2021, pursuant to which the Company filed a shelf registration statement registering the resale of certain of our securities held by the Holders, and granted to the Holders certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions.

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TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tax Receivable Agreement
At the Closing, we entered into a Tax Receivable Agreement with The Hagerty Group LLC ("The Hagerty Group"), HHC, and Markel (the “Tax Receivable Agreement”) that obligates us to pay HHC and Markel 85% of the amount of cash savings, if any, under U.S. federal, state and local income tax or franchise tax, that we realize as a result of (i) any increase in tax basis of our assets resulting from (a) the purchase of Hagerty Group Units from any of HHC or Markel using the net proceeds from any future offering, (b) redemptions or exchanges by HHC or Markel of Class V Common Stock and Hagerty Group Units for shares of Class A Common Stock, or (c) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement. HHC and Markel may, subject to certain conditions and transfer restrictions described above, redeem or exchange their Class V Common Stock and the Hagerty Group Units for shares of Class A Common Stock on a one-for-one basis. The Hagerty Group made an election under Section 754 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder effective for each taxable year in which a redemption or exchange occurs, which is expected to result in increases to the tax basis of the assets of The Hagerty Group at the time of a redemption or exchange. The redemptions and exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of The Hagerty Group. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. This payment obligation as a part of the Tax Receivable Agreement is an obligation of Hagerty and not of The Hagerty Group. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the assets of The Hagerty Group as a result of the redemptions or exchanges and had we not entered into the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors.
In connection with the Private Placement (as defined below), on June 23, 2023, the Tax Receivable Agreement was amended to facilitate the issuance of the Series A Preferred stock (as defined below) and payments made to its holders.

Sponsor Warrant Lock-up Agreement
In connection with the Closing, we entered into a lock-up agreement with Sponsor and FGSP (the “Sponsor Warrant Lock-up Agreement”). Under the agreement, the Sponsor and FGSP agreed to the following conditions with respect to their Private Placement Warrants and OTM Warrants (both as defined in our Annual Report):

•the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Closing;
•the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 12 months after the Closing; and
•prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of those warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	TABLE OF CONTENTS

Exchange Agreement
The Company is a party to an Amended and Restated Exchange Agreement, dated as of March 23, 2022, with Markel, HHC, and The Hagerty Group (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Markel and HHC have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to exchange their Class V Common Stock and Hagerty Group Units for, at our option, shares of Class A Common Stock or cash. Under the terms of the Exchange Agreement, a cash exchange is only allowable in the event that net cash proceeds are received from a new permanent equity offering.

Series A Private Placement
On June 23, 2023, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with State Farm, Markel, and persons related to HHC (collectively, the “Investors”), pursuant to which it closed, issued and sold to the Investors an aggregate of 8,483,561 shares of the Company’s newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), for an aggregate purchase price of $80.0 million (the transaction, the "Private Placement"). Pursuant to the Securities Purchase Agreement, (i) any shares of Series A Preferred Stock may be converted by their holder at any time into shares of Class A Common Stock; (ii) the per-share purchase price for the Series A Preferred Stock was $9.43 (the "Purchase Price"), and the conversion price of the Series A Preferred Stock as of June 23, 2023, was $11.79 (the "Conversion Price"); (iii) the Investors vote together with the Class A Common Stock on an as-converted basis, and not as a separate class; and (iv) for the purposes of calculating as-converted votes of Class A Common Stock, the number of shares of Series A Preferred Stock held by the holders is multiplied by the factor of Purchase Price divided by Conversion Price. The Company used the proceeds from the Private Placement to bolster its cash balance and liquidity to drive growth initiatives.

Registration Rights Agreement
In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investors, pursuant to which, the Investors are entitled to certain demand, shelf and piggyback registration rights with respect to the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion thereof. In August 2023, the Company filed a registration statement on Form S-3 with the SEC to register the Series A Preferred Stock and shares of Class A Common Stock issuable upon conversion thereof.

Hagerty Re Debt Financing
On September 19, 2023, Hagerty Re entered into an unsecured term loan credit facility with State Farm in the aggregate principal amount of $25.0 million. The State Farm term loan will mature on September 19, 2033. The proceeds from this financing supports Hagerty Re's growth.

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TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Hagerty Group Limited Liability Company Agreement
On June 23, 2023, the Company, The Hagerty Group, HHC, and Markel amended and restated the Limited Liability Company Agreement of The Hagerty Group (the "LLC Agreement") to, among other things, create a new series of preferred units within The Hagerty Group, which will all be held by the Company, to parallel the Series A Preferred Stock.
On December 18, 2023, the Company, The Hagerty Group, HHC, and Markel further amended and restated the Limited Liability Company Agreement of The Hagerty Group to, among other things, remove the definition "Enthusiast Business" from the definition of "Restricted Business" to align with the changes made to the Fifth Amended and Restated Master Alliance Agreement with Markel.
Pursuant to the LLC Agreement, we are required to make certain pro-rata tax distributions to the members of The Hagerty Group, including HHC and Markel, to satisfy the members' tax liabilities associated with The Hagerty Group's taxable income. No amounts were paid during 2023, and any amounts being paid in future periods will depend on the taxable income of The Hagerty Group during that period.

State Farm Alliance Agreement and Reinsurance Agreement
State Farm is a related party as a result of its director designation rights and stock ownership of the Company acquired in connection with the Business Combination.
We entered into a strategic agreement with State Farm in 2020, to establish a 10-year alliance insurance program where State Farm’s customers, through the State Farm agents, would have access to Hagerty features and services, and State Farm paid us an advanced commission of $20.0 million in 2020. In conjunction with the master alliance agreement, the parties entered into a managing general underwriter agreement where the State Farm Classic+ policy is offered, through State Farm Classic Insurance Company, a new wholly-owned subsidiary of State Farm. The State Farm Classic+ policy is available to new and existing State Farm customers through their agents on a state-by-state basis. Our subsidiary, Hagerty Insurance Agency, LLC, is paid a commission under the managing general underwriter agreement and ancillary agreements for servicing the State Farm Classic+ policies and we have the opportunity for fee revenue for Hagerty Driver’s Club, LLC by offering Hagerty’s membership products and services State Farm Classic+ customers. During the year ended December 31, 2023, we earned approximately $292,000 in commission revenue under this agreement.
Effective March 1, 2023, Hagerty Re entered into a quota share reinsurance agreement to cede 50% of the risk related to U.S. policies written with a total insured value equal to or greater than $5 million to Oglesby Reinsurance Company, a subsidiary of State Farm. During the year ended December 31, 2023, we ceded approximately $5,883,000 of earned premium under this agreement.

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TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Markel Alliance Agreement and Reinsurance Agreement
We are a party to a number of agreements with Markel, which prior to the Business Combination owned 25% of the equity of Hagerty and following the Closing became a related person as a result of its director designation rights and stock ownership in the Company. Pursuant to the terms of the Fifth Amended and Restated Master Alliance Agreement, dated as of December 18, 2023, we entered into a business relationship with Markel (the “Alliance”) involving the marketing, production, underwriting, selling and administration of personal property and casualty insurance for classic and collector motor vehicles and other automotive collectibles within the U.S. In connection with the Alliance, we have entered into an agency agreement, a claims services agreement and a claims management agreement with Markel whereby we provide claims management services and agency services to Essentia Insurance Company, a Missouri-domiciled insurance company owned by Markel (“Essentia”). We have agreed pursuant to the Alliance that all insurance policies produced by Hagerty and our subsidiaries in the U.S. will be underwritten by Essentia unless Markel consents otherwise. During the years ended December 31, 2022 and December 31, 2023, we earned approximately $285.3 million and $340.5 million, respectively, in commission revenue under this agreement.
Pursuant to a quota share reinsurance agreement between Hagerty Re and Evanston Insurance Company, an Illinois-domiciled insurance company owned by Markel (“Evanston”), during the years ended December 31, 2022 and December 31, 2023, Hagerty Re assumed approximately 70% and 80%, respectively, of the risks written through Hagerty's U.S. Managing General Agents. Additionally, under a quota share agreement with Markel International Insurance Company Limited, during the years ended December 31, 2022 and December 31, 2023, Hagerty Re assumed approximately 70% and 80%, respectively, of the risks written through Hagerty’s U.K. Managing General Agent. Markel International Insurance Company Limited is a subsidiary of Markel. During the years ended December 31, 2022 and December 31, 2023, we recognized approximately $386.7 million and $535.4 million, respectively, of earned premium revenue under these agreements.

Soon Hagerty
Soon Hagerty, McKeel Hagerty's wife, served as our Senior Vice President of Brand until November 30, 2023, when she transitioned to a part-time employment role as Senior Adviser for Brand Strategy to the Company. During the years ended December 31, 2022 and December 31, 2023, Soon earned approximately $413,427 and $563,800, respectively, in total compensation from the Company.

Use of Hagerty Family Aircraft
Our executives have used an aircraft for business purposes that is jointly owned indirectly by McKeel Hagerty and Tammy Hagerty, McKeel Hagerty's sister and beneficial owner of more than 5% of our equity securities. During the years ended December 31, 2022 and December 31, 2023, we paid the manager of the aircraft $828,482, and $716,900, respectively, which after the manager deducted its fees and expenses, was paid to the owners for use of the aircraft.

Board Advisor Agreement with Matthew Becker
Under the Investor Rights Agreement, HHC, the beneficial owner of more than 5% of our equity securities, has the right to nominate two directors to our Board, or in lieu of a designated nominee HHC may appoint an advisor to the Board. In conjunction with the Business Combination, HHC appointed McKeel Hagerty to the Board and Matthew Becker as an advisor to the Board. We entered into a board advisor agreement with Mr. Becker's company in November 2021. During 2023, the agreement provided that Mr. Becker may observe Board meetings at the request of the presiding chairman, Mr. Angelina; attend one annual full-day meeting of the Board; and provide advice regarding our operations as requested by the Board and management on an as-needed basis. Mr. Becker does not have a vote on any matter presented at any Board or committee meeting; he shall not have any authority to act as an agent of the Company nor of the Board; and he shall not be requested to make any management decisions or owe any fiduciary duties to the Company or the Board. During the year ended December 31, 2022 we paid Mr. Becker's company $195,833 for services provided in 2021 and 2022, and during the year ended December 31, 2023 we paid Mr. Becker's company $132,015 with a further $43,750 paid in advance in 2022 for services rendered in early 2023.

44	Hagerty 2024 Proxy Statement

TABLE OF CONTENTS	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Speed Digital Deferred Payments
In April 2022, we acquired Speed Digital LLC ("Speed Digital") for a purchase price of $15 million. Speed Digital was fully owned indirectly by director Rob Kauffman, who received 100% of the proceeds of the purchase price. Speed Digital operates a software as a service (SaaS) business primarily serving collector car dealers and auction houses, and an advertising and content syndication platform, which includes Motorious.com. We acquired Speed Digital to work under our Hagerty Marketplace business to establish relationships with their dealer partners and facilitate growth in Hagerty’s Marketplace products; augment our automotive intelligence data; and allow Motorious.com to drive audience engagement, content distribution, and advertising revenues. During the year ended December 31, 2023, we paid the seller a deferred amount of the purchase price representing $3,795,675 in March 2023, with a final payment of $3,842,925 in March 2024.

Hagerty 2024 Proxy Statement	45

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common and preferred stock as of April 5, 2024, by:

•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers and directors; and
•all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. In computing the number of shares of our common stock beneficially owned by a party and the percentage ownership of that party as disclosed in the table below:

•we have based these figures on 8,483,561 of our Series A Preferred Stock, 85,626,826 shares of our Class A Common Stock and 251,033,906 shares of our Class V Common Stock issued and outstanding as of April 5, 2024; and
•we have included only shares of vested Series A Preferred Stock, Class A Common Stock, Class V Common Stock, and warrants exercisable within 60 days owned by each party listed.

Capitalized terms in the footnotes to the table below which are not defined herein are defined in our Annual Report.

46	Hagerty 2024 Proxy Statement

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned (#)	Percentage of Outstanding Common Stock (%)

5% Stockholders:
Hagerty Holding Corp.(2)(3)	176,033,906	51.3%
Markel Group, Inc.(3)(4)	79,812,265	23.2%
State Farm Mutual Automobile Insurance Company(3)(5)	63,240,881	17.9%
Named Executive Officers and Directors:
McKeel Hagerty(6)	51,761,955	15.1%
Patrick McClymont	42,252	*
Paul Rehrig	58,688	*
Mike Crowley	18,638	*
Laurie Harris	14,738	*
Rob Kauffman(7)	8,329,852	2.4%
Sabrina Kay	18,638	*
Mika Salmi	18,638	*
Bill Swanson(8)	490,638	*
Randall Harbert	10,297	*
All directors and executive officers of registrant as a group (15 individuals)	61,750,121	17.9%

*Represents less than 1%.
(1) Unless otherwise indicated, the business address of HHC and each of the individuals is c/o Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684.
(2) Consists of 176,033,906 shares of Class V Common Stock and an equal number of Hagerty Group Units issued to HHC in the Business Combination. A share of Class V Common Stock and a single Hagerty Group Unit are exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel Hagerty, our CEO, Tammy Hagerty, the sister of McKeel Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the Closing any of McKeel Hagerty, Tammy Hagerty, or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and Hagerty Group Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the Closing, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and Hagerty Group Units in an amount necessary to cover the estate obligations of the deceased shareholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock.

Hagerty 2024 Proxy Statement	47

(3) We are party to the Investor Rights Agreement with HHC, Markel, and State Farm, which became effective at the Closing. Pursuant to the Investor Rights Agreement, among other things: (i) HHC has the right to nominate (a) two directors to our Board for so long as HHC and its permitted transferees hold 50% of our common stock that it owned as of the Closing, and (b) one director to our Board for so long as HHC and its permitted transferees hold 25% of our common stock that it owned as of the Closing; (ii) Markel has the right to nominate one director to our Board for so long as Markel and its permitted transferees hold 50% of our common stock that it owned as of the Closing; and (iii) State Farm has the right to nominate one director to our Board for so long as State Farm and its permitted transferees hold 50% of our common stock that it owned as of the Closing. Each of HHC, Markel, and State Farm agreed to vote its shares of our common stock in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel, and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel, and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.
(4) Consists of (i) 75,000,000 shares of Class V Common Stock and an equal number of Hagerty Group Units issued to Markel in the Business Combination, (ii) 3,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares, (iii) 540,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants, and (iv) 1,272,265 shares of Class A Common Stock as a result of the conversion mechanisms of the Series A Preferred Stock to Class A Common Stock. A share of Class V Common Stock and a single Hagerty Group Unit are exchangeable for one share of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.
(5) Consists of (i) 50,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares, (ii) 9,000,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants, and (iii) 4,240,881 shares of Class A Common Stock as a result of the conversion mechanisms of Series A Preferred Stock to Class A Common Stock. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.
(6) As a result of his ownership interest in HHC and certain governance rights at HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock; see footnote 2 above. Additionally, as trustee of the McKeel O Hagerty Revocable Trust, McKeel Hagerty may be deemed to be the beneficial ownership of 424,088 shares of Class A Common Stock as a result of the conversion mechanisms of the Series A Preferred Stock to Class A Common Stock. As of April 1, 2024, Mr. Hagerty is also the beneficial owner of 359,044 shares of Class A Common Stock following the vesting of equity grants and shares netted to cover tax withholding on those vested grants.

(7) Consists of (i) 43,638 shares of Class A Common Stock held directly by Rob Kauffman, (ii) 515,000 shares of Class A Common Stock held directly by Aldel Investors LLC, purchased as part of the private placement in connection with the Aldel IPO, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC which were converted from Aldel's Class B common stock on a one-for-one basis in connection with the Business Combination, (iv) 1,432,330 shares of Class A Common Stock held directly by Aldel LLC, as of close of markets on April 5, 2024, purchased in connection with the Aldel IPO, (v) 2,000,000 shares of Class A Common Stock purchased as part of the PIPE Shares by Aldel LLC, (vi) 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Aldel LLC, (vii) 871,384 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants held by Aldel LLC, (viii) 257,500 shares of Class A Common Stock which can be acquired upon the exercise of Private Placement Warrants held by Aldel Investors LLC, and (ix) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants held by Aldel Investors LLC. Pursuant to the Sponsor Warrant Lock-Up Agreement, the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, and the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period. Rob Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC.
(8) Consists of (i) 418,638 shares of Class A Common Stock, and (ii) 72,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000, of which Bill Swanson has sole voting and dispositive power over the securities held by the trust.

48	2024 Proxy Statement

Proposal Two

Fees and Services	50
Recommendation	51
Audit Committee Report	52

SPEEDWELL
MINI
LUCAS
LUCAS

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. Services provided to the Company and our subsidiaries by Deloitte for the year ended December 31, 2023 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services billed by Deloitte for the years ended December 31, 2022 and 2023:
			Our Board Unanimously Recommends That You Vote “FOR” Proposal Two.

			The Audit Committee approved all services provided by Deloitte.
Services	2022	2023
Audit Fees	$1,318,055(1)	$1,602,586(1)
Tax Fees	596,336(2)	$1,124,813(2)
All Other Fees	$0	$3,790(3)

(1)Includes the fees for the annual audits, quarterly reviews, registration statements, and other filings related to the Company’s consolidated financial statements and audits and reviews of the Company’s subsidiaries required for regulatory or contractual reporting purposes, including billings for out of pocket expenses incurred. During the years ended December 31, 2022 and 2023, the Company did not incur any Audit-Related Fees.
(2)Includes the fees for tax compliance and advisory services, as well as, to a much lesser extent, tax consulting services related to indirect tax. Tax services related to compliance were $507,046 and $828,799 for 2022 and 2023, respectively.
(3)Includes additional fees billed for accounting research tools.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The “Tax Fees” category represents fees related to tax compliance and advisory services, primarily in support of certain transactions including the continuing impacts of the Business Combination, as well as the issuance of preferred stock and certain acquisitions and divestitures. Tax compliance services represent seventy three percent of tax fees during the year. The Audit Committee carefully reviewed these non-audit, tax-related services provided by Deloitte and concluded that Deloitte’s expertise on these matters and familiarity therewith would provide significant advantages to the Company for this important work notwithstanding its appointment as the Company’s independent registered public accounting

50	Hagerty 2024 Proxy Statement

TABLE OF CONTENTS	PROPOSAL TWO

firm. Deloitte followed its own internal process of detailed review before it concluded that providing these non-audit, tax-related services to the Company did not impair its independence, both at the outset and conclusion of each service. Given Deloitte’s expertise and familiarity with the Company, the Audit Committee acted in the best interests of the Company and our stockholders in pre-approving these engagements.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.
The Audit Committee approved all services provided by Deloitte. Representatives of Deloitte are expected to be present at the Annual Meeting.
Ratification of the appointment of Deloitte requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If our stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in our best interests to do so.

Recommendation

The Audit Committee and the Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024.

Hagerty 2024 Proxy Statement	51

AUDIT COMMITTEE REPORT	TABLE OF CONTENTS

Audit Committee Report

Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm, Deloitte, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2023, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Deloitte. The Audit Committee also discussed with Deloitte matters required under the rules adopted by the PCAOB and the SEC, including Deloitte's communication of its audit report to the Audit Committee.
The Audit Committee received from Deloitte the written disclosures and letters required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.
The Audit Committee has discussed with, and received regular status reports from, our head of internal audit and Deloitte on the overall scope and plans for their respective audits. In addition, the Audit Committee has discussed with our internal auditor the evaluation of the effectiveness of our internal control over financial reporting. The Audit Committee meets with the SVP of Internal Audit and Deloitte, with and without management present, to discuss the results of their respective audits, evaluations of our system of internal controls and overall quality of our financial reporting, in addition to private meetings with the Chief Financial Officer, Chief Information Officer, and Chief Legal Officer and others as requested by the Committee.
In determining whether to reappoint Deloitte as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the firm’s independence and objectivity, Deloitte’s capability and expertise in handling the breadth and complexity of our operations, including the expertise and capability of the lead audit partner, the length of time the firm has been engaged, as well as historical and recent performance, including the extent and quality of Deloitte’s communications with the Audit Committee, the results of a management survey of Deloitte’s overall performance, and other data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of Deloitte’s fees, both on an absolute basis and as compared with our peers. These discussions also consider the potential effects of any non-audit services provided by Deloitte.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the NYSE Listing Standards).

Respectfully submitted by: Laurie Harris (Chair), Bill Swanson, and Rob Kauffman

52	Hagerty 2024 Proxy Statement

Environmental, Social, and Governance
Our Strategy for Driving Impact

We are driven by our belief that business should be a force for both growth and good.

At Hagerty, we have identified Impact as a strategic driver of business value. Our Impact strategy addresses the environmental, social, and governance ("ESG") issues we are positioned to influence in our role as a growing automotive enthusiast brand and the world’s largest membership organization for car lovers. We want to lead the industry with ideas that drive positive impact for our teams, our members, and the communities in which we live and work. Doing so is essential to delivering on our purpose to save driving and car culture for future generations.
We manage our Impact strategy as we do every business driver: with diligence, passion, innovative thinking, a long-term view, and an honest assessment of how we can improve. Amplifying our Impact enables us to maximize our growth opportunities, minimize our risks, and drive value for our stakeholders—which includes the more than 1,700 Hagerty team members and 1.4 million Hagerty members worldwide, the global community of car lovers, our strategic partners, our stockholders, and the planet at large.

Driving positive change through visionary leadership has always been in Hagerty’s DNA.

We have a long history of Impact that includes: nurturing a purpose-driven and highly-engaged culture of belonging where all are welcome and included; investing in philanthropic efforts that empower our people to make an impact; supporting environmental stewardship and spurring development in our communities; and establishing the Hagerty Drivers Foundation as a 501(c)(3) private foundation to fuel our purpose to save driving and car culture.
We are building on our 40-year history of strong corporate governance to ensure we operate with the highest regard to ethics, transparency, and accountability via:

25% Female Representation	New Adoptions	Ongoing Assessment	Structural Enhancements

We have a highly qualified public board with diverse and strategically relevant experience, an independent lead director, 25% female representation, and ESG oversight assigned to the Nominating and Governance Committee.	Adoption of refined practices to adhere to the internal controls over financial reporting framework in support of Sarbanes Oxley compliance.	Ongoing assessment and investment in standard practices and systems for privacy and data security.	Enhancements to the structure of our compliance and risk program.

Hagerty 2024 Proxy Statement	53

OUR ESG STRATEGY	TABLE OF CONTENTS

Continued Rigor to Drive Business Value
In 2023 and early 2024 we made tremendous progress introducing more formality, rigor, and processes to our Impact program. Notably, we have:
•Convened ongoing cross-functional Impact Taskforce meetings with representation from across the business;
•Established formal workgroups to drive continued development of Hagerty’s Impact Strategy, including Enthusiast Impact, Sustainable Events, Sustainable Operations, and Belonging & Engagement;
•Enhanced reporting and oversight responsibilities for our Impact strategy at the executive and board level;
•Solidified our continued commitment to the environment by developing the voluntary Enthusiast Carbon Offset program, with a successful launch in January 2023, to help motorists reduce the carbon footprint of their vehicles via reforestation, and working to ensure Hagerty events are reflective of our environmental priorities;
•Empowered our employees to drive a diverse and inclusive culture with the development of Employee Resource Groups throughout 2023; and,
•Continued support of the Hagerty Drivers Foundation and our local communities via our Corporate Giving program.

Our Commitment Going Forward
Looking ahead, with our Board and Impact Steering Committee as our guide, we will leverage the findings of our materiality assessment and ongoing strategy work to further amplify our Impact. Our priorities include:

•Defining and executing on our highest priority Impact initiatives, focusing on those that drive the greatest business value;
•Assessing and acting on new and existing systems and processes for collecting and reporting Impact data;
•Setting and publishing measurable, actionable, and strategic long-term Impact targets; and
•Expanding our disclosures on key ESG issues in accordance with select reporting frameworks.

54	Hagerty 2024 Proxy Statement

Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.hagerty.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

Availability of SEC Filings, Code of Conduct, and Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our Code of Conduct, Governance Guidelines, the charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, investor.hagerty.com. Copies of our Form 10-K and this Proxy Statement may be requested in print, at no cost, by email at investor@hagerty.com or by mail to Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684, Attention: Investor Relations.

Other Matters

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The Proxy Card contains discretionary authority for them to do so.

Incorporation by Reference

The “Audit Committee Report” included in this Proxy Statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Transfer Agent and Registrar

The registrar and transfer agent for Hagerty's common stock and the warrant agent for our warrants is Continental Stock Transfer & Trust Company. Hagerty has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities including judgments, costs, and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.

Hagerty 2024 Proxy Statement	55

ADDITIONAL INFORMATION	TABLE OF CONTENTS

Delivery of Documents to Stockholders

Pursuant to the rules of the SEC, Hagerty and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Proxy Statement. Upon written or oral request, we will deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this Proxy Statement may likewise request delivery of single copies of this Proxy Statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at (800) 922-4050 or 121 Drivers Edge, Traverse City, MI 49684.

Cost of Proxy Solicitation

Hagerty is paying the expenses of this solicitation. Hagerty will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Hagerty will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers, and other employees of Hagerty may solicit proxies in person or by telephone, facsimile, email, or other similar means.

ENTERING
BLUE RIDGE
PARKWAY
NATIONAL PARK SERVICE
UNITED STATES DEPARTMENT OF THE INTERIOR

56	Hagerty 2024 Proxy Statement